PRESIDENT AND CEO ANDREW J. JETTER
Annual Management Conference | April 29, 2010

Good morning. It is a pleasure and an honor to address you today. Thank you to each of you for attending this year’s Annual Management Conference. We strive to make this a worthwhile event and many of you have shared that this is your top conference to attend. I want to recognize all the individuals from the bank that were so instrumental in putting this together. You do an outstanding job. All your hard work and planning has allowed everyone here to enjoy a rewarding, entertaining experience, and I thank you.

Before I get into my talk, I’d like to make a few introductions.

First, I’m pleased to have a number of directors joining us at the meeting.

Mike Berryhill
Bob Caldwell
Jane Knight
Larry McCants
Neil McKay
Lindel Pettigrew
Bruce Schriefer
Ron Wente

I’d also like to introduce and welcome Judi Stork, Deputy KS State Bank Commissioner.

Today, I’d like to discuss three topics with you. First I want to give you some insight into our performance including a brief overview of 2009 as well as an indication of how we have done for the first quarter of 2010. Second, I want to address potential legislation affecting the Federal Home Loan Banks. And finally, I want to say a few words about our Affordable Housing Program, now in its 20th year.

Again, I am pleased to report that your Federal Home Loan Bank continues to enjoy outstanding success in its operations. I trust you don’t get tired of hearing that every year, especially given your investment in the bank. For 2009, financial performance was outstanding by any measure you choose to look at. We reported GAAP income of $237 million, but more importantly, from my personal perspective, core income of $211 million. This allowed us to pay strong dividends throughout 2009 and for the first quarter of 2010. Our balance of retained earnings hit a record high of $355 million at the end of 2009. OTTI credit losses on private label mortgage backed securities continue to be small. Advances fell significantly during 2009, dropping from $36 billion at the beginning of the year to $22 billion at the end of the year, a decline of about 38 percent.

Advances falling? Wait a minute, how can I possibly suggest that is a good thing?

That’s the beauty of a Federal Home Loan Bank. We are a cooperative owned by you and capitalized by you. Importantly, your capital investment in us is generally a function of the amount of business you do with us. The more business you do, the greater is your investment. So when the Federal Home Loan Bank grows, so does its capital base. In other words, the Federal Home Loan Banks are self capitalizing, so that when the Federal Home Loan Banks expanded rapidly in 2008 to provide liquidity to a liquidity-starved market, the growth in assets was matched with a growth in capital. But just as critical, when the need lessened in 2009, the Federal Home Loan Banks reduced their support to the market and their balance sheets shrunk.

While not as readily apparent, it is just as important from a safety and soundness standpoint that capital falls in that scenario. Over the course of 2009, the drop in our advances outstanding led to a 27 percent drop in the size of our balance sheet. But along with the pay down in advances, your investment in the Federal Home Loan Bank also fell some 28 percent. 27 percent drop in assets matched by a 28 percent drop in the amount of capital stock outstanding.

This matching between the asset size of the bank and the capital we have, both when we grow as well as when we shrink, allows us to operate the bank on a firm financial footing. So, despite a large fall in our advance levels in 2009, we were able to achieve strong profitability. This flexibility to safely grow and shrink is a hallmark of the cooperative model we employ and which has proven so resilient over the years.

Now, this morning you have heard me use the term “core” when referring to income and profitability. And I trust this is not the first time you have heard me mention this term. Core income is the internal metric we use when we adjust our GAAP income to remove the impact of the accounting rule requiring derivatives be marked-to market as well as remove non-recurring items such as prepayment fees and any gains or losses on debt retirement or securities sales. We explain this core income concept in more detail in our earnings releases, but let me quote from our 2009 earnings release to get to the point: “Because the Federal Home Loan Bank is basically a ‘hold-to-maturity’ investor and does not trade derivatives or investments, management believes that core income is important to understanding its operating results and provides a meaningful period-to-period comparison in contrast to GAAP income, which can vary significantly because of income or expense from derivatives and hedging activities and other items that may not recur. Hedge accounting affects the timing of income or expense from derivatives and their related assets and liabilities hedged, but not the economic income or expense from these derivatives.”

Later today, we will announce our results for the first quarter of 2010. If the need for understanding the difference between core income and GAAP income was not clear before, it will be very clear later today. That is because we will report a GAAP loss for the first quarter, while also reporting strong core income. How can those two be consistent, a GAAP loss and strong core income? Give me a few moments and I think the explanation will be clear.

We are an extremely risk adverse group here at the Federal Home Loan Bank. We keep our margins very tight, asking you to pay only the slightest markup over our cost of funds when you borrow from us. Your investment in us is in the form of $100 par value capital stock, and we have repurchased the stock at the par value when you’ve asked. At the same time, we also strive to drive strong financial performance that will lay the foundation for good dividends to you and financial strength for the future. So we look for opportunities that are both mission related and low risk, but relatively positive in terms of return.

One opportunity we have had over the years is the authority to purchase mortgage-backed securities. With recent liquidity issues in the market, our regulator gave us the opportunity to increase our investment in that asset class and we have taken advantage of that opportunity. We have done that by purchasing variable rate securities backed by Agency mortgage-backed securities. This use of Agency MBS minimizes our credit risk and the variable rate on the securities that adjusts to 1-month LIBOR minimizes our market risk. Together, this makes these securities an extremely good fit for us from both a mission standpoint and a risk standpoint.

There is, however, one small risk to these securities in that their structure creates a limit on the amount that rates can go up. In other words, these adjustable rate securities only adjust up to a point. Now this maximum rate the securities can adjust to is generally far out of the money, in a range around 5.5 percent. So if 1-month LIBOR, which currently is around 25 basis points, gets to around 5.5 percent, our Agency MBS starts hitting a ceiling.

You may be saying to yourself “How much risk is there that rates will exceed those levels before the securities have substantially paid down?” While we don’t necessarily disagree with that assessment, it is a risk we are unwilling to take. So what we have done to address the risk of a significant increase in rates is to buy interest rate caps, a derivative that pays the holder money if rates exceed a certain level. Effectively, these caps act like insurance policies for us to prevent a large increase in interest rates from doing significant damage to our operations. A good thing, you may be saying to yourself.

But here’s the rub. Those interest rate caps are derivatives and must be marked to market each quarter under GAAP. Now, I’m sure that makes sense from the standpoint of the concerns that led to the accounting rules for derivatives. If we had to liquidate the Federal Home Loan Bank today, those caps would be sold off at market value. So if those caps fall in value, I’m not saying we haven’t incurred a loss as clearly those caps have lost value. But what I am asking is how relevant is that?

Let’s look at these caps from a core income perspective. We bought the caps as insurance against rising rates. If interest rates rise over the cap level, we will receive income. If rates don’t rise, the caps will eventually expire. In any case, we look at the purchase price of the caps as the cost of the insurance and, from a core income perspective, we amortize the cost over the lives of the caps. From a GAAP perspective, the caps are marked to market each quarter and any gains or losses recorded until such time as the caps expire and are worth nothing. In both the core income approach and the GAAP approach, the cost of the caps is exactly the same. The only difference is in which accounting periods the cost of the caps is effectively expensed.

So for the first quarter, we have a GAAP loss caused by the new market values on these caps, but at the same time very strong income if we simply amortized the caps over their lives. What’s the right answer? Well, both measures are an expression of some level of truth. From a management perspective, we use core income in managing the bank because we believe it is the best measure we have of the long-term economic health of the bank. That being said, we recognize that reported GAAP losses are a concern from a public perception standpoint and we will try to address those concerns. And I also want to assure you that this GAAP loss does not change our expectations going forward as it is a temporary phenomenon. We expect to continue to pay strong dividends and repurchase stock when requested.

Note that I did not share any specific numbers on our first quarter results as those will be in the earnings release to be issued later today after our audit committee meets.

Now let me address the political environment. We are all waiting to see what will happen to financial reform legislation. Having passed the House and now on the verge of passing the Senate, financial reform seems much more probable than only a short time ago. While the financial reform legislation isn’t targeted at the GSEs, it has the potential to be extremely significant to the Federal Home Loan Banks as well as to you in your capacity as users and owners of a Federal Home Loan Bank.

In general, we have been working hard to exclude the Federal Home Loan Banks from getting caught up in provisions that really are not addressing concerns with the Federal Home Loan Banks. We have periodically provided information to you as well as your trade associations on specific issues that need to be addressed. I want to thank you for your assistance in advocating for those appropriate changes. We have been very successful in the House version of financial reform legislation and are putting on a full court press to make the Senate understand the unintended consequences of the some of the legislative changes when applied to a Federal Home Loan Bank.

We are hopeful that any final legislation passed does not cause serious damage to our ability to assist you. As we move past the financial reform legislation, the next stage will be what to do about Fannie Mae and Freddie Mac, as well as the residential housing finance system in this country. Our trade association, governed by a board consisting of directors and CEOs from all of the Federal Home Loan Banks, has set forth important positions that we will ask for your assistance in communicating to Congress as we move forward.

Let me review those positions as I believe these are the key issues for us going forward.

1.
It is vital that proposed changes to the mortgage finance system not increase the
Federal Home Loan Banks’ cost of funds, or diminish their role in providing liquidity to the nation’s financial institutions.

2.
The Federal Home Loan Banks must maintain their GSE status and statutory authority which supports the banks’ beneficial access to the capital markets permitting them to maintain their low cost of funds.

3.	The Federal Home Loan Banks regional structure consisting of a network of regionally operated, jointly and severally liable cooperatives best serves the needs of each Federal Home Loan Bank district.
4.	The Federal Home Loan Banks must maintain their role as a primary and preferred source of liquidity for financial institutions serving America’s communities.
5.	Financial institutions should not be penalized for their judicious use of advances.
6.	Supporting members’ liquidity needs for housing, community and economic development is the key mission of the System, and the acceptable collateral for advances should be expanded.
7.	The regulation of the Federal Home Loan Bank System should reflect the uniqueness of the System’s mission, cooperative operating structure, charter type and other characteristics.

I’m sure you will be hearing a great deal from us as the legislative process moves forward.

Finally, I want to mention our celebration this year of the 20th anniversary of our Affordable Housing Program. I don’t think any of us realized when AHP was passed as part of the FIRREA legislation in 1989 that its impact would be so widespread. AHP is often the first money committed to an affordable housing project, providing the confidence to support other funders stepping up. And, although typically a small percentage of the total dollars going into a project, AHP provides the critical gap financing that makes it possible for projects to go forward.

On a national basis, the numbers are staggering. Since the program started, total grants of $4 billion have been made, assisting 620 thousand households. At Topeka, we have awarded grants of $124 million since the program started assisting over 32 thousand households. Here are the numbers by state:

•	Colorado — $43 million awarded to 247 projects helping to create over 12 thousand housing units.
•	Kansas — $33 million awarded to 202 projects helping to create over 8 thousand housing units.
•	Nebraska — $20 million awarded to 130 projects helping to create over 7 thousand housing units.
•	Oklahoma — $27 million awarded to 126 projects helping to create over 5 thousand housing units.

We are very proud the Affordable Housing Program and the partnership we have with you and affordable housing developers to make a critical difference in the availability of decent, affordable housing for those in need including elderly, disabled and low income families. This summer, the nation’s foremost housing advocate, the National Housing Conference, will name the Affordable Housing Program as its housing program of the year in recognition of the importance of the program in the development of affordable housing.

We plan to bring this 20th anniversary celebration to communities throughout our district, so please look for announcements to come and participate with us in acknowledging a program that, thanks to your support, really works.

With that, I will conclude my remarks and again thank you for your continued support and patronage.

Thank you.

Forward-Looking Statements

The information contained in this announcement includes forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements describing the objectives, projections, estimates or future predictions of FHLBank Topeka’s operations. These statements may be identified by the use of forward-looking terminology such as “anticipates,” “believes,” “could,” “estimate,” “expect,” “will,” or other variations on these terms. FHLBank Topeka cautions that by their nature forward-looking statements involve risk or uncertainty and that actual results may differ materially from those expressed in any forward-looking statements as a result of such risks and uncertainties, including but not limited to: changes in the overnight Federal funds effective rate; fluctuations in net gain (loss) on trading securities and net gain (loss) on derivatives and hedging activities; changes in short-term interest rates; legislative and regulatory actions or changes; future economic and market conditions; changes in demand for advances or consolidated obligations of FHLBank Topeka and/or of the FHLBank System; effects of SFAS 133 accounting treatment, OTTI accounting treatment and other accounting rule requirements; and adverse developments or events affecting or involving other Federal Home Loan Banks, housing GSEs or the FHLBank System in general. Additional risks that might cause FHLBank Topeka’s results to differ from these forward-looking statements are provided in detail in FHLBank Topeka’s filings with the Securities and Exchange Commission, which are available at www.sec.gov.

All forward-looking statements contained in this announcement are expressly qualified in their entirety by this cautionary notice. The reader should not place undue reliance on such forward-looking statements, since the statements speak only as of the date that they are made and FHLBank Topeka has no obligation and does not undertakes publicly to update, revise or correct any forward-looking statement for any reason.